UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2004

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

          On October 1, 2004, Elizabeth Arden, Inc. (the "Company") entered into an amendment (the "Amendment") to its Second Amended and Restated Credit Agreement (the "Credit Facility"). The Amendment, among other things, extends the maturity date of the Credit Facility through June 30, 2009, reduces the interest rates and commitment fees based on the Company's debt service pricing ratio and enhances the inventory component of the borrowing base.

         Attached to this Current Report on Form 8-K as Exhibit 4.1 is a copy of the Amendment.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

4.1

Third Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2004, between JP Morgan Chase Bank, as administrative agent, Fleet National Bank, as collateral agent, the banks listed on the signature pages thereto and the Company.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: October 1, 2004	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

4.1

Third Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2004, between JP Morgan Chase Bank, as administrative agent, Fleet National Bank, as collateral agent, the banks listed on the signature pages thereto and the Company.